POWER OF ATTORNEY


	Know all by these presents, that the undersigned hereby constitutes and appoints each of William S. Garner, Patricia M. Rice and, Beverly J. Fite, signing singly, the undersigned's true and lawful attorney-in-fact to:

1.	execute for and on behalf of the undersigned Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities and Exchange Act of 1934 (the "Act")and the
rules and regulations thereunder;

2.	execute for and on behalf of the undersigned Form 144 in accordance with Rule
144 of the Securities Act of 1933 (the "1933 Act") and the rules and regulations thereunder;

3.	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the excution of any such Forms 3,4,5 or 144 and the timely filing of such form with the Securities and Exchange Commission, the New York Stock Exchange and any other authority; and

4.	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to tbe done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the responsibilities of the undersigned to comply with any provision or rule of the 1933 Act and the 1934 Act.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3,4,5 and 144 with respect to the undersigned's holdings of and transactions in securities issued by Spectra Energy Corp, unless earlier revoked by the undersigned in writing delivered to the foregoing attorneys-in-fact.

	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 1st day of May, 2007.





                                         /s/Pamela L. Carter
                                         Signature